Exhibit 10.83

Andrew Phillipps

c/o Active Hotels Limited

Compass House

80 Newmarket Road

Cambridge

CB5 8DZ

The Directors

Active Hotels Limited

Compass House

80 Newmarket Road

Cambridge

CB5 8DZ

Dear Sirs

Active Hotels Limited - Subscription for Shares

I, the undersigned, hereby irrevocably apply for the allotment and issue to me of 88,634 B Ordinary Shares of 0.1 pence each in the capital of Active Hotels Limited (the “Company”) (the “Purchased Securities”) credited as fully paid at a premium of 1,692.35 pence per share and for that purpose I undertake to forward payment of 1,499,998.31.

I acknowledge that this application is made on the basis that I will hold any Purchased Securities allotted to me subject to the provisions of the memorandum and Articles of Association of the Company.  If this application is accepted, I request that my name and address as detailed below be entered in the register of members of the Company as the holder of the Purchased Securities.

Yours faithfully

/s/ Andrew Phillipps
Andrew Phillipps

c/o Active Hotels

Compass House

80 Newmarket Road

Cambridge

CB5 8DZ

Dated: 21 September 2004

Exhibit 10.83

Joint Election - Purchased Securities

Joint Election under section 431(1) of the Income Tax (Earnings and Pensions) Act 2003 for full disapplication of Chapter 2, Part 7 of the Income Tax (Earnings and Pensions) Act 2003

1.              Between

The Employee	Andrew Phillipps

whose National Insurance Number is	NR 320975C

and

the Company (who is the Employee’s employer)	Active Hotels Limited

of Company Registration Number	3512889

2.              Purpose of Election

This joint election is made pursuant to section 431(1) Income Tax (Earnings and Pensions) Act 2003 (ITEPA) and applies where employment-related securities, which are restricted securities by reason of section 423 ITEPA, are acquired.

The effect of an election under section 431(1) is that, for the relevant Income Tax and NIC purposes, the employment-related securities and their market value will be treated as if they were not restricted securities and that sections 425 to 430 ITEPA do not apply.  Additional Income Tax will be payable (with PAYE and NIC where the securities are Readily Convertible Assets).

Should the value of the securities fall following the acquisition, it is possible that Income Tax/NIC that would have arisen because of any future chargeable event (in the absence of an election) would have been less than the Income Tax/NIC due by reason of this election.  Should this be the case, there is no Income Tax/NIC relief available under Part 7 of ITEPA 2003; nor is it available if the securities acquired are subsequently transferred, forfeited or revert to the original owner.

3.              Application

This joint election is made not later than 14 days after the date of acquisition of the securities by the Employee and applies to:

Number of securities	88,634

Description of securities	B Ordinary Shares of .01 p each

Name of issuer of securities	Active Hotels Limited

Acquired by the Employee on 21 September 2004.

Exhibit 10.83

4.              Extent of Application

This election under section 431(1) ITEPA disapplies all restrictions attaching to the securities.

5.              Declaration

This election will become irrevocable upon the later of its signing or the acquisition and each subsequent acquisition of employment-related securities to which this election applies.

In signing this joint election, we agree to be bound by its terms as stated above.

/s/ Andrew Phillipps		21/9/2004
Signature	(Employee)	Date

/s/ Matthew Witt		21/9/2004
Signature (for and on behalf of the Company)		Date

Operations Director
Position in company

Note:                   Where the election is in respect of multiple acquisitions, prior to the date of any subsequent acquisition of a security it may be revoked by agreement between the employee and employer in respect of that and any later acquisition.